                                                                    EXHIBIT 10.2

                     GUARANTY OF AGREEMENT REGARDING LEASES

      THIS GUARANTY OF AGREEMENT REGARDING LEASES (this "Guaranty and Agreement") is made and entered into to be effective as of October 19, 2004 (the"Effective Date"), by BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (formerly known as BLC Senior Holdings, Inc.) ("Guarantor"), in favor of PSLT-BLC PROPERTIES HOLDINGS, LLC, a Delaware limited liability company ("PSLT-BLC Holdings").

                                    RECITALS:

      WHEREAS, as of the Effective Date, PSLT-BLC Holdings and Brookdale Provident Properties, LLC, a Delaware limited liability company ("BLC Holdings"), have executed and entered into that certain Agreement Regarding Leases (as the same may be renewed, extended, amended or modified from time to time, the "Agreement Regarding Leases"), pertaining to the Facilities. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement Regarding Leases;

      WHEREAS, Guarantor is a direct or indirect owner of 100% of the beneficial ownership interest in BLC Holdings, and Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Agreement Regarding Leases; and

      WHEREAS, it is a condition to the entering into of the Agreement Regarding Leases by PSLT-BLC Holdings that Guarantor shall have executed and delivered this Guaranty and Agreement.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by Guarantor, and in order to induce PSLT-BLC Holdings to enter into the Agreement Regarding Leases, Guarantor hereby agrees as follows:

      Section 1. GUARANTY. Guarantor hereby unconditionally and irrevocably guarantees (i) the full and prompt payment of all Brookdale Rent Payments and other sums required to be paid by BLC Holdings under the Agreement Regarding Leases, (ii) the full and timely performance of all other terms, conditions, covenants and obligations of BLC Holdings under the Agreement Regarding Leases (as same may be amended, renewed, extended or modified), and (iii) any and all expenses (including reasonable attorneys' fees and expenses) incurred by PSLT-BLC Holdings in enforcing any rights under the Agreement Regarding Leases or this Guaranty and Agreement (such obligations, collectively, are referred to as the "Guaranteed Obligations"). Guarantor agrees that this Guaranty and Agreement is a guarantee of payment and performance, not collection, and that Guarantor is primarily liable and responsible for the payment and performance of the Guaranteed Obligations. It is not necessary for PSLT-BLC Holdings, in order to enforce payment and performance by Guarantor under this Guaranty and Agreement, first or contemporaneously to institute suit or exhaust remedies against BLC Holdings or others liable for any of the Guaranteed Obligations or to enforce rights against any collateral securing any of it. With the exception of the defense of prior payment, performance,

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or compliance by BLC Holdings or Guarantor of the Guaranteed Obligations which
Guarantor is called upon to pay, or the defense that PSLT-BLC Holdings' claim against Guarantor hereunder is barred by the applicable statute of limitations, all defenses of the law of guaranty or suretyship, including, without limitation, substantive defenses and procedural defenses, are waived and released by Guarantor to the extent permitted by law. Except as provided in the preceding sentence, under no circumstances will the liability of Guarantor under this Guaranty and Agreement be terminated either with respect to any period of time when the liability of BLC Holdings under the Agreement Regarding Leases continues, or with respect to any circumstances as to which the Guaranteed Obligations have not been fully discharged by payment, performance or compliance.

      Section 2. GUARANTY ABSOLUTE. Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Agreement Regarding Leases. The liability and responsibilities of Guarantor under this Guaranty and Agreement shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, or deduction and shall not be released, discharged, affected or impaired by (i) any change in the time, manner, or place of payment or performance of any of the Guaranteed Obligations, or any other amendment or waiver of, or any consent to or departure from, or termination of, the Agreement Regarding Leases or any of the Property Leases, (ii) any release or discharge of BLC Holdings or any Brookdale Lessee in any bankruptcy, receivership or other similar proceedings, (iii) the impairment, limitation or modification of the liability of BLC Holdings or the estate of BLC Holdings in bankruptcy or any Brookdale Lessee or the estate of any Brookdale Lessee in bankruptcy, or of any remedy for the enforcement of BLC Holdings' liability under the Agreement Regarding Leases, resulting from the operation of any present or future provisions of any bankruptcy code or other statute or from the decision in any court, the rejection or disaffirmance of the Agreement Regarding Leases in any such proceedings, or the assignment or transfer of the Agreement Regarding Leases by BLC Holdings, (iv) any failure, omission or delay on the part of PSLT-BLC Holdings to enforce, assert or exercise any right, power or remedy conferred on or available to PSLT-BLC Holdings in or by the Agreement Regarding Leases or this Guaranty and Agreement, or any action on the part of PSLT-BLC Holdings granting indulgence or extension in any form whatsoever or any invalidity, irregularity or unenforceability as to BLC Holdings of all or any part of the Guaranteed Obligations or any security therefor, (v) the waiver by PSLT-BLC Holdings of the performance or observance by BLC Holdings or Guarantor of any of the agreements, covenants, terms or conditions contained in the Agreement Regarding Leases or this Guaranty and Agreement, (vi) any merger, consolidation, reorganization or similar transaction involving BLC Holdings even if BLC Holdings ceases to exist as a result of (and is not the surviving party in) such transaction, (vii) the inability of PSLT-BLC Holdings or BLC Holdings to enforce any provision of the Agreement Regarding Leases for any reason,
(viii) any change in the corporate relationship between BLC Holdings and Guarantor or any termination of such relationship, (ix) any change in the ownership of all or any part of the membership interests in BLC Holdings, (x) the inability of BLC Holdings to perform, or the release of BLC Holdings or Guarantor from the performance of, any obligation, agreement, covenant, term or condition under the Agreement Regarding Leases or this Guaranty and Agreement by reason of any law, regulation or decree, now or hereafter in effect, or (xi) any disability or other defense of BLC Holdings. PSLT-BLC Holdings and BLC Holdings, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments, or other covenants with respect to the

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Agreement Regarding Leases as they may deem appropriate and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations and duties of BLC Holdings under the Agreement Regarding Leases as so modified, extended or amended.

      Section 3. REINSTATEMENT. Guarantor further agrees that, if at any time all or any part of any payment applied to any of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Guarantor), such Guaranteed Obligations shall, for the purposes of this Guaranty and Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application, and this Guaranty and Agreement shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application had not been made.

      Section 4. CERTAIN ACTIONS. PSLT-BLC Holdings may, from time to time, at its discretion and without notice to Guarantor, take any or all of the following actions: (a) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Guaranteed Obligations; (b) extend or renew for one or more periods (regardless of whether longer than the original period), or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor (including, without limitation, BLC Holdings) with respect to any of the Guaranteed Obligations; or (c) release or fail to perfect any lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Obligations or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release or compromise any obligations of any nature of any obligor with respect to any such property.

      Section 5. WAIVER. To the extent permitted by applicable law, Guarantor hereby expressly waives: (i) notice of the acceptance of this Guaranty and Agreement, (ii) except as otherwise provided in the Agreement Regarding Leases or this Guaranty and Agreement, notice of the existence or creation or non-payment of all or any of the Guaranteed Obligations, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever except as otherwise provided in the Agreement Regarding Leases or this Guaranty and Agreement, and (iv) all diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

      Section 6. WAIVER OF SUBROGATION. Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty and Agreement to the claims of PSLT-BLC Holdings against BLC Holdings and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from BLC Holdings which it may at any time otherwise have as a result of this Guaranty and Agreement prior to final payment and satisfaction of the Guaranteed Obligations.

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      Section 7. MISCELLANEOUS.

      7.1 Amendments, Etc. No amendment or waiver of any provision of this Guaranty and Agreement nor consent to any departure by Guarantor therefrom shall be effective unless the same shall be in writing and signed by PSLT-BLC Holdings.

      7.2 Addresses for Notices. All notices hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed as follows, or to such other address as shall be designated by Guarantor or PSLT-BLC Holdings in written notice to the other party:

      If to BLC Holdings:           Brookdale Provident Properties, LLC
                                    c/o Brookdale Living Communities, Inc.
                                    330 North Wabash Avenue
                                    Suite 1400
                                    Chicago, Illinois 60611
                                    Attention: R. Stanley Young
                                    Telephone: (312) 977-3720
                                    Facsimile: (312) 977-3699

      with a copy to:               Brookdale Living Communities, Inc.
                                    330 N. Wabash Avenue
                                    Suite 1400
                                    Chicago, Illinois 60611
                                    Attention: General Counsel
                                    Telephone: (312) 977-3760
                                    Facsimile: (312) 977-3769

      and to:                       Burke, Warren, MacKay & Serritella, P.C.
                                    330 North Wabash Avenue, 22nd Floor
                                    Chicago, Illinois 60611
                                    Attention: Douglas E. Wambach
                                    Telephone: (312) 840-7019
                                    Facsimile: (312) 840-7900

      If to Guarantor:              Brookdale Living Communities, Inc.
                                    330 North Wabash Avenue
                                    Suite 1400
                                    Chicago, Illinois 60611
                                    Attention: R. Stanley Young
                                    Telephone: (312) 977-3720
                                    Facsimile: (312) 977-3699

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

      with a copy to:               Brookdale Living Communities, Inc.
                                    330 N. Wabash Avenue
                                    Suite 1400
                                    Chicago, Illinois 60611
                                    Attention: General Counsel
                                    Telephone: (312) 977-3760
                                    Facsimile: (312) 977-3769

      and to:                       Burke, Warren, MacKay & Serritella, P.C.
                                    330 North Wabash Avenue, 22nd Floor
                                    Chicago, Illinois 60611
                                    Attention: Douglas E. Wambach
                                    Telephone: (312) 840-7019
                                    Facsimile: (312) 840-7900

      If to PSLT-BLC Holdings:      PSLT-BLC Properties Holdings, LLC
                                    c/o Provident Senior Living Trust
                                    600 College Road East, Suite 3400
                                    Princeton, New Jersey  08540
                                    Attention: General Counsel
                                    Telephone: (609) 720-0825
                                    Facsimile: (609) 720-0826

      with a copy to:               Sidley Austin Brown & Wood LLP
                                    787 Seventh Avenue
                                    New York, New York 10019
                                    Attention: Scott Freeman, Esq.
                                    Telephone: (212) 839-7358
                                    Facsimile: (212) 839-5599

      7.3 No Waiver; Remedies. No failure on the part of PSLT-BLC Holdings to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies available at law or equity.

      7.4 Continuing Guaranty; Transfer of Interest. This Guaranty and Agreement shall create a continuing guaranty and will (i) remain in full force and effect until payment and performance in full and satisfaction of the Guaranteed Obligations, (ii) be binding upon Guarantor and its successors and assigns, and
(iii) inure, together with the rights and remedies of PSLT-BLC Holdings hereunder, to the benefit of PSLT-BLC Holdings and its successors, as permitted under the Agreement Regarding Leases. Without limiting the generality of the foregoing clause, if and when PSLT-BLC Holdings assigns or otherwise transfers any interest held by it under the Agreement Regarding Leases to any other person, that other person shall thereupon become vested with all the benefits held by PSLT-BLC Holdings under this Guaranty and Agreement.

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

      Section 8. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Section 9. INDUCEMENT TO LANDLORD. Guarantor acknowledges and agrees that the execution and delivery of this Guaranty and Agreement by Guarantor to PSLT-BLC Holdings has served as a material inducement to PSLT-BLC Holdings to execute and deliver the Agreement Regarding Leases, and Guarantor further acknowledges and agrees that but for the execution and delivery of this Guaranty and Agreement by Guarantor, PSLT-BLC Holdings would not have executed and delivered the Agreement Regarding Leases.

      Section 10. INTENTIONALLY DELETED.

      Section 11. INTENTIONALLY DELETED.

      Section 12. SUBMISSION TO JURISDICTION. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any State or Federal court located in New York County, New York State over any action, suit or proceeding to enforce or defend any right under this Guaranty and Agreement or otherwise arising from or relating to this Guaranty and Agreement, and Guarantor irrevocably agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such court. Guarantor hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum or venue to the maintenance of any such action, suit or proceeding. Guarantor hereby agrees that a final, non-appealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      Section 13. WAIVER OF JURY TRIAL. Guarantor hereby waives, to the fullest extent permitted by applicable law, any right to a trial by jury in any action, suit or proceeding to enforce or defend any rights under this Guaranty and Agreement or any other transaction document or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or arising from or relating to any relationship existing in connection with this guaranty, and agrees, to the fullest extent permitted by applicable law, that any such action, suit or proceeding shall be tried before a court and not before a jury.

      Section 14. COOPERATION, FURTHER ASSURANCES. Guarantor covenants, and agrees to sign, execute and deliver or cause to be signed, executed and delivered and to do or make, or to cause to be done or make, upon the written request of PSLT-BLC Holdings, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirming or otherwise, as may be reasonably required by PSLT-BLC Holdings for the purpose of, or in connection with, the transaction contemplated hereby. Upon full and final payment and performance of the Guaranteed Obligations, PSLT-BLC Holdings agrees to execute a release for the benefit of Guarantor, in form and content reasonably satisfactory to PSLT-BLC Holdings. Notwithstanding anything to the contrary contained herein, this Guaranty and Agreement shall survive for a period of twelve (12) months after the expiration or earlier termination of the Agreement Regarding Leases, and Guarantor shall be liable to PSLT-BLC Holdings hereunder for any Guaranteed Obligations which arise during such period and relate to matters which (i) occurred during the term of the Agreement Regarding Leases or
(ii) BLC Holdings is otherwise

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required to indemnify PSLT-BLC Holdings against pursuant to the terms of the
Agreement Regarding Leases.

      Section 15. INTENTIONALLY DELETED.

      Section 16. Delivery of Financial Information. Guarantor hereby agrees to cause BLC Holdings to deliver the financial information of Guarantor required to be delivered to PSLT-BLC Holdings pursuant to Paragraph 9(d) of the Agreement Regarding Leases and further agrees that any such financial statements of Guarantor so delivered to PSLT-BLC Holdings may, without the prior consent of, or notice to, Guarantor, be disclosed in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of PSLT-BLC Holdings' (or PSLT-BLC Holdings' direct or indirect Parent's) securities or interests, and any other reporting requirements under applicable federal and state laws, including those of any successor to PSLT-BLC Holdings. Guarantor agrees to provide such other reasonable information necessary to facilitate a private placement or a public offering or to satisfy the SEC or regulatory disclosure requirements. Guarantor agrees to cause its independent accountants, at PSLT-BLC Holdings' cost, to consent to the inclusion of their audit report issued with respect to such financial statements in any registration statement or other filing under federal and state laws and to provide the underwriters participating in any offering of securities or interests of PSLT-BLC Holdings (or PSLT-BLC Holdings' direct or indirect Parent) with a standard accountant's "comfort" letter with regard to the financial information of Guarantor included or incorporated by reference into any prospectus or other offering document. Guarantor also agrees to make available to any underwriter participating in an offering of PSLT-BLC Holdings' (or PSLT-BLC Holdings' direct or indirect Parent's) securities or interests, and any attorney, accountant or other agent or representative retained by an underwriter (an "Inspector"), all financial and other records and pertinent corporate documents of Guarantor as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Guarantor's directors, officers and employees to supply all information requested by any such Inspector in connection with such offering. Upon request of PSLT-BLC Holdings, Guarantor shall notify PSLT-BLC Holdings of any necessary corrections to information PSLT-BLC Holdings proposes to publish within a reasonable period of time (not to exceed three (3) Business Days) after being informed thereof by PSLT-BLC Holdings.

      Section 17. INDEMNITY.

      17.1 Indemnity. Guarantor shall indemnify, defend, protect and hold harmless PSLT-BLC Holdings, its Affiliates, its direct and indirect Parent, directors, employees, agents and each Person, if any, who controls PSLT-BLC Holdings or any such Affiliate within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and any placement agent or underwriter with respect to any syndication, private placement or public offering, from and against all Losses (defined below) that any Indemnified Party (defined below) may at any time suffer or incur in connection with or relating to any Third Party Claim (defined below) that arises out of or is based upon any untrue statement of any material fact contained in any information or documents furnished by Guarantor, BLC Holdings, the Brookdale Lessees or their respective Affiliates pursuant to Section 16 hereof or the Agreement Regarding Leases or any Property Lease, as applicable, or arising out of, or which are based upon, the omission or alleged omission to state therein a material fact required to be stated in

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such information or necessary in order to make the statements in such information not materially misleading. Any and all of such Losses shall become part of the Guaranteed Obligations for which Guarantor is liable hereunder. Any claim for indemnification under this Section 17 shall be subject to the provisions and procedures set forth in this Section 17. Guarantor shall not have any indemnification obligations under this Section 17 with respect to financial statements delivered to PSLT-BLC Holdings following the date that PSLT-BLC Holdings or PSLT-BLC Holdings' direct or indirect Parent no longer separately includes, or incorporates by reference, Guarantor's financial information in its public filings. PSLT-BLC Holdings and/or its direct or indirect Parent will continue to separately include, or incorporate by reference, Guarantor's financial statements in its public filings until such time as PSLT-BLC Holdings' and/or its direct or indirect Parent's attorneys and accountants reasonably determine that such separate inclusion or incorporation by reference of Guarantor's financial information in its public filings is no longer necessary.

      17.2 Notification of Third Party Claims. (a) A Person that may be entitled to be indemnified under this Section 17 (the "Indemnified Party"), shall promptly notify the party or parties liable for such indemnification (the "Indemnifying Party") in writing of any pending or threatened claim or demand by a third party, including any Governmental Authority, that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Section 17 (including a pending or threatened claim or demand asserted by a third party, including any Governmental Authority, against the Indemnified Party, such claim being a "Third Party Claim"), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 17 except to the extent the Indemnifying Party is actually prejudiced by such failure.

            (b) Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 17.2(a), and subject to Section 17.2(d), the Indemnifying Party may, by notice to the Indemnified Party delivered within ten (10) Business Days of the receipt of notice of such claim, assume the defense and control of any Third Party Claim but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense. The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the preceding sentence. The Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence. To the extent the principal remedy sought in any Third Party Claim is equitable relief, the Indemnifying Party shall consult with the Indemnified Party as to the selection of counsel to defend such Third Party Claim. Each Indemnified Party, shall, and shall cause each of its Affiliates and Representatives to, cooperate in good faith with the Indemnifying Party in the defense of any Third Party Claim. The Indemnifying Party shall not be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, without the consent of any Indemnified Party, provided that the Indemnified Party shall not withhold its consent if such settlement or judgment involves solely the payment of money without any finding or admission of any violation of any Law (defined below) or admission of any wrongdoing and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement and (ii)

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

obtain, as a condition of any settlement or judgment, a complete and unconditional release of each relevant Indemnified Party from any and all liability in respect of such Third Party Claim.

            (c) If an Indemnified Party determines in good faith that it is reasonably likely that a Third Party Claim would materially adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement (including with respect to remediation of any environmental matters), the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Third Party Claim with its own counsel and at its own expense; provided, however, that the Indemnifying Party will not be bound by any determination of a Third Party Claim so defended or any compromise or settlement effected without its written consent.

            (d) Notwithstanding the foregoing, no Indemnifying Party shall have any liability under this Section 17 for any Losses arising out of or relating to any Third Party Claim that is settled or compromised by an Indemnified Party without the consent of such Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

      17.3 Payment; Interest on Payment. If any Third Party Claim shall have been finally determined (including if any Action (defined below) for indemnification under this Section 17 shall have been finally determined), the amount of such final determination shall be paid to the Indemnified Party, on demand in immediately available funds. A Third Party Claim or Action and the liability for and amount of Losses, shall be deemed to be "finally determined" for purposes of this Section 17 when the parties to such Third Party Claim or Action have so determined by mutual agreement or, if disputed, when a final non-appealable Governmental Order (defined below) with respect thereto shall have been entered. Any amounts not paid when due pursuant to this Section 17 shall bear interest from the date thereof until the date paid at a rate equal to the rate publicly announced from time to time by Citibank, N.A. as its prime or base rate. Nothing in this Section 17 shall operate to bar an Indemnified Party from seeking and (where appropriate) obtaining interest on any claim to the extent ordered by a court adjudicating any Action brought by the Indemnified Party against an Indemnifying Party.

      17.4 Additional Indemnification Provisions. (a) The parties hereto agree, for themselves and on behalf of any of their respective Related Parties and Representatives, that, with respect to each indemnification obligation in this
Section 17, (i) all Losses shall be net of any Eligible Insurance Proceeds (as defined below) and (ii) in no event shall the Indemnifying Party have liability to the Indemnified Party for any punitive, incidental, special, indirect or consequential damages, except to the extent that the Indemnified Party pays punitive, incidental, special, indirect or consequential damages to a third party in respect of a Third Party Claim.

            (b) Any amount payable by an Indemnifying Party pursuant to this
Section 17 shall be paid promptly and payment shall not be delayed pending any determination of Eligible Insurance Proceeds or Retained Insurance Proceeds (as defined below). In any case where an Indemnified Party recovers from a third Person, any amount in respect of any Loss for which such Indemnified Party has actually been reimbursed by an Indemnifying Party pursuant to this Section 17 (other than Retained Insurance Proceeds), such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the amount of expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any

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

amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such Loss and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter.

            (c) All payments required to be made by an Indemnifying Party under this Section 17 to any Indemnified Party shall be without set-off, counterclaim or deduction of any kind.

            (d) If any portion of Losses to be reimbursed by the Indemnifying Party may be covered, in whole or in part, by third-party insurance coverage (each, an "Insurance Policy"), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party (a "Notice of Insurance"). If the Indemnifying Party so requests within 30 days after receipt of a Notice of Insurance, the Indemnified Party shall use its commercially reasonable efforts to collect the maximum amount of insurance proceeds thereunder, in which event (i) all such proceeds actually received, net of costs reasonably incurred by the Indemnified Party in seeking such collection, shall be considered "Eligible Insurance Proceeds" and (ii) the Indemnifying Party shall reimburse the Indemnified Party for all reasonable costs incurred in connection with such collection and the amount of any prospective or retroactive increase in premiums actually paid by the Indemnified Party under the Insurance Policy (as such increased premiums are incurred) directly related to the payment of Eligible Insurance Proceeds for such Loss for three years following the next renewal of such Insurance Policy. If the Indemnifying Party does not request that the Indemnified Party seek coverage of any portion of such Loss under the Insurance Policy within 30 days after receipt of a Notice of Insurance, (i) any proceeds that the Indemnified Party may receive thereunder shall be considered "Retained Insurance Proceeds" and (ii) the Indemnifying Party shall have no liability for any premium increases thereunder relating to the collection of such Retained Insurance Proceeds.

            (e) If the indemnification provided for in this Section 17 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of Guarantor, on the one hand, and PSLT-BLC Holdings, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by PSLT-BLC Holdings, on the one hand, or by Guarantor, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

            (f) Notwithstanding anything to the contrary in this Section 17, to the extent that the Indemnified Party or an Affiliate realizes an actual Tax (as defined below) benefit as a result of the event giving rise to the indemnity payment hereunder (such as, by way of example but not limitation, a Tax savings resulting from the payment of an indemnified amount that is deductible by the Indemnified Party, in a case in which the indemnity payment itself does not give rise to gross income for Tax purposes), the Indemnified Party shall promptly rebate to the Indemnifying Party the amount of such Tax benefit.

      17.5 Mitigation of Losses. Each of the parties agrees to take all reasonable steps to mitigate their respective Losses upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Losses that are indemnifiable hereunder. The Indemnifying Party shall not be liable for Losses hereunder to the extent that such Losses resulted solely from the Indemnified Party's failure to mitigate its Losses in accordance with the preceding sentence.

      17.6 No Recourse to Parent Entities. PSLT-BLC Holdings and its existing and future Affiliates (collectively, the "Releasing Parties") do hereby absolutely release and discharge each of (i) Fortress Brookdale Acquisition LLC, Capital Z Financial Services Fund II L.P., their respective existing and future Affiliates (other than Guarantor and its Subsidiaries) and their respective existing and future officers and directors and (ii) the existing and future officers and directors of Guarantor and its Subsidiaries (collectively, the "Releasees") from any and all Losses which any of the Releasing Parties ever had or now has or have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever to the extent arising from, in connection with, related to or as a result of (a) the matters addressed in this Guaranty and Agreement, and (b) any action or inaction of any of the Releasees relating to or associated with the foregoing, in each case, relating to any period from the beginning of the world to the end of time, regardless of when brought; provided, however, such release and discharge shall not release or discharge (i) any Releasee from any Losses to the extent arising from, in connection with, related to or as a result of any fraud, gross negligence or willful misconduct by or on behalf of such Releasee, or (ii) Guarantor, BLC Holdings, the Brookdale Lessees or any of their respective successors and assigns from their respective obligations under this Guaranty and Agreement, the Agreement Regarding Leases, the Property Leases, the Lease Guaranties (as defined in the Property Leases) and any and all of the other documents or agreements entered into with respect to any of the foregoing documents.

      17.7 Definitions. For purposes of this Section 17, the following terms shall have the meanings set forth below:

            "Action" means any civil, criminal or administrative action, suit, demand, claim, arbitration, hearing, litigation, dispute or other proceeding or investigation by or before any Governmental Authority or arbitrator.

            "Code" means the United States Internal Revenue Code of 1986, as amended.

            "Governmental Authority" means any United States federal, state or local or any supra-national or non-U.S. government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body.

            "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

            "Law" means any U.S. federal, state, local or non-U.S. statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

            "Losses" means, without duplication, all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including any Action brought by any Governmental Authority or Person), including reasonable attorneys' fees and costs of investigation.

            "Representative" of a Person means the directors, officers, stockholders, partners, members, employees, trustees, counsel, controlling persons (if any), representatives and agents of such Person, and each of the heirs, executors, successors and permitted assigns of any of the foregoing.

            "Tax" or "Taxes" means (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer (including real estate transfer taxes), stamp, or environmental tax (including taxes under Code Section 59A), or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority; and (ii) any liability of PSLT-BLC Holdings or any Provident Lessor for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of PSLT-BLC Holdings or any Provident Lessor under any Tax sharing arrangement or Tax indemnity arrangement.

      Section 18. GOING-CONCERN OPINION. If, at any time during the Term (including any Renewal Term) of the Agreement Regarding Leases, any audit or the financial statements of Guarantor contain a qualified opinion regarding Guarantor's ability to continue its operations as a "going concern," Guarantor shall be deemed to be in default hereunder, beyond any applicable notice and/or cure periods.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

      Guarantor has caused this Guaranty and Agreement to be effective as of the Effective Date.

                                       GUARANTOR:

                                       BROOKDALE LIVING COMMUNITIES,
                                       INC., a Delaware corporation

                                       By: /s/ R. Stanley Young
                                           ------------------------------
                                           Name: R. Stanley Young
                                           Title: EVP, CFO

                                 ACKNOWLEDGMENT

STATE OF IL            )
                       )     SS
COUNTY OF COOK         )

            On this 19 day of October, 2004, before me, the undersigned officer, personally appeared R. Stanley Young, personally known to me, or proved to me on the basis of satisfactory evidence, and who acknowledged that he/she is the EVP, CFO of BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation, and that as such officer, being duly authorized to do so pursuant to the company's bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the company by himself in his authorized capacity as such officer, as his free and voluntary act and deed and the free and voluntary act and deed of the company.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                          /s/ Cheryl Miller
                                          ------------------------------------
[NOTARIAL SEAL]                           Notary Public

                                          My Commission Expires:

                                          5-31-2006